Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Cinemark USA, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	7832	75-2206284
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

Additional Subsidiary Guarantor Registrants Listed on Following Page

3900 Dallas Parkway, Suite 500

Plano, Texas 75093

(972) 665-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

4.875% Senior Notes due 2023

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact name of Subsidiary Guarantor(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
Sunnymead Cinema Corp	California	94-2869919
Cinemark Properties, Inc	Texas	75-2297865
Greeley Holdings, Inc	Texas	75-2297693
Trans Texas Cinema, Inc	Texas	75-2284479
Cinemark Partners I, Inc	Texas	75-2552022
Multiplex Services, Inc	Texas	75-2705368
CNMK Texas Properties, LLC	Texas	42-1562935
Cinemark Concessions, LLC	Florida	26-4447062
Century Theatres, Inc	California	51-0368667
Marin Theatre Management, LLC	California	N/A
Century Theatres NG, LLC	California	N/A
Cinearts, LLC	California	N/A
Cinearts Sacramento, LLC	California	N/A
Corte Madera Theatres, LLC	California	N/A
Novato Theatres, LLC	California	N/A
San Rafael Theatres, LLC	California	N/A
Northbay Theatres, LLC	California	N/A
Century Theatres Summit Sierra, LLC	California	N/A
Century Theatres Seattle, LLC	California	N/A
CNMK Investments, Inc	Delaware	14-1861725

(1)	The address and phone number for each of the additional subsidiary guarantor registrants is 3900 Dallas Parkway, Plano, TX 75093, (972) 665-1000.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.             Not applicable.

Item 16. List of Exhibits.             List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 26th of June. 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

EXHIBIT 6

June 26, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2013, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$15,281
Interest-bearing balances		108,103
Securities:
Held-to-maturity securities		0
Available-for-sale securities		216,301
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		29
Securities purchased under agreements to resell		27,158
Loans and lease financing receivables:
Loans and leases held for sale		28,482
Loans and leases, net of unearned income	749,665
LESS: Allowance for loan and lease losses	14,136
Loans and leases, net of unearned income and allowance		735,529
Trading Assets		34,744
Premises and fixed assets (including capitalized leases)		7,625
Other real estate owned		3,238
Investments in unconsolidated subsidiaries and associated companies		599
Direct and indirect investments in real estate ventures		9
Intangible assets
Goodwill		21,545
Other intangible assets		20,074
Other assets		52,903

Total assets		$1,271,620

LIABILITIES
Deposits:
In domestic offices		$932,346
Noninterest-bearing	247,585
Interest-bearing	684,761
In foreign offices, Edge and Agreement subsidiaries, and IBFs		68,180
Noninterest-bearing	521
Interest-bearing	67,659
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		11,474
Securities sold under agreements to repurchase		12,132

Dollar Amounts In Millions
Trading liabilities	18,039
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	40,568
Subordinated notes and debentures	18,347
Other liabilities	32,325

Total liabilities	$1,133,411
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	101,853
Retained earnings	28,197
Accumulated other comprehensive income	6,565
Other equity capital components	0

Total bank equity capital	137,134
Noncontrolling (minority) interests in consolidated subsidiaries	1,075

Total equity capital	138,209

Total liabilities, and equity capital	$1,271,620

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                                                                  Directors

Carrie Tolstedt

Michael Loughlin